Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements reflect adjustments to the historical financial results of Materion Corporation (“Materion” or the “Company”) in connection with the Transaction, as defined below. These unaudited pro forma combined financial statements adjust the historical financial statements to give effect to Materion’s acquisition on November 1, 2021 of the HCS-Electronic Materials business (“HCS”) (the “Transaction”) from H.C. Starck Solutions pursuant to the terms of the Share Purchase Agreement, dated September 19, 2021, among Materion, HCST Hungary Holding Vagyonkezelő Korlátolt Felelősségű Társaság, H.C. Starck Group GmbH and Opus HoldCo S.à r.l.

The unaudited pro forma combined balance sheet gives effect to the Transaction as if consummated as of September 30, 2021 and is derived from:

•	For the Company, the unaudited consolidated balance sheet as of September 30, 2021.

•	For HCS-Electronic Materials business, the unaudited combined balance sheet as of September 30, 2021.

The unaudited pro forma combined statement of income for the year ended December 31, 2020 gives effect to the Transaction as if it had occurred on January 1, 2020 and is derived from:

•	For the Company, the audited consolidated statement of income for the year ended December 31, 2020.

•	For HCS-Electronic Materials business, the audited combined statement of income for the year ended December 31, 2020.

The unaudited pro forma combined statement of income for the nine months ended September 30, 2021 gives effect to the Transaction as if it had occurred on January 1, 2020 and is derived from:

•	For the Company, the unaudited consolidated statement of income for the nine months ended September 30, 2021.

•	For HCS-Electronic Materials business, the unaudited combined statement of income for the nine months ended September 30, 2021.

The unaudited pro forma combined financial statements include the following pro forma adjustments to the historical financial information of the Company:

•	Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Transaction.

•	Other Adjustments – Adjustments that reflect the increase in the Company’s indebtedness and corresponding changes to interest expense.

The transaction accounting adjustments and other adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The unaudited pro forma combined financial statements are provided for informational purposes as required by Form 8-K and do not purport to represent what the results of operations or financial position of the Company would actually have been had the Transaction occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma combined financial statements have been made.

The unaudited pro forma combined financial statements have been derived from, and should be read in conjunction with, the historical financial statements of the Company included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and of the annual and interim carve-out financial statements of HCS that are included in Materion’s Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are being filed as an exhibit. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial statements.

Materion Corporation

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2021

(in thousands, except per share data)

	Materion historical	HCS historical (Note A)	Transaction Accounting Adjustments		Other Adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$18,009	$13,085	$(395,925)	B	$395,600	M	$30,769
Accounts receivable	190,601	28,448	(118)	J	-		218,931
Inventories, net	311,745	47,864	14,762	D	-		374,371
Prepaid and other current assets	36,138	3,562	-		-		39,700

Total current assets	556,493	92,959	(381,281)		395,600		663,771
Deferred income taxes	1,908	-	-		-		1,908
Property, plant and equipment	1,069,592	91,653	(46,917)	G	-		1,114,328
Less allowances for depreciation, depletion, and amortization	(715,158)	(78,217)	78,217	G	-		(715,158)

Property, plant, and equipment - net	354,434	13,436	31,300	G	-		399,170
Operating lease, right-of-use asset	56,556	5,199	-		-		61,755
Intangible assets	49,012	-	108,900	F	-		157,912
Other assets	23,269	4,200	-		-		27,469
Goodwill	140,990	-	154,680	E	-		295,670

Total assets	$1,182,662	$115,794	$(86,401)		$395,600		$1,607,655

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$529	$-	$-		$-		$529
Accounts payable	71,576	13,394	(118)	J	-		84,852
Salaries and wages	37,168	1,443	-		-		38,611
Other liabilities and accrued items	54,749	2,499	6,943	H, I	-		64,191
Income taxes	439	-	-		-		439
Unearned revenue	8,308	-	-		-		8,308

Total current liabilities	172,769	17,336	6,825		-		196,930
Other long-term liabilities	17,572	1,017	4,200	I	-		22,789
Operating lease liabilities	52,177	4,818	-		-		56,995
Finance lease liabilities	17,285	-	-		-		17,285
Retirement and post-employment benefits	39,216	-	-		-		39,216
Unearned income	93,061	-	-		-		93,061
Deferred income taxes	14,118	658	-		-		14,776
Long-term debt	79,036	-	-		395,600	M	474,636

Shareholders’ equity:

Serial preferred stock	-	-	-		-		-

Common stock	269,716	-	-		-		269,716

Retained earnings	676,527	-	(5,461)	H, K	-		671,066
Common stock in treasury	(208,952)	-	-		-		(208,952)
Accumulated other comprehensive income	(44,553)	-	-		-		(44,553)
Other equity	4,690	-	-		-		4,690
Net parent investment		91,965	(91,965)	C	-		-

Total shareholders’ equity	697,428	91,965	(97,426)		-		691,967

Total liabilities and shareholders’ equity	$1,182,662	$115,794	$(86,401)		$395,600		$1,607,655

See accompanying “Notes to Unaudited Pro Forma Combined Financial Statements”

Materion Corporation

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

Nine months ended September 30, 2021

(in thousands, except per share data)

	Materion historical	HCS historical (Note A)	Transaction Accounting Adjustments		Other Adjustments		Pro forma combined
Net sales	$1,113,413	$110,481	$(444)	J	$-		$1,223,450
Cost of sales	902,723	82,144	166	G, J	-		985,033

Gross margin	210,690	28,337	(610)		-		238,417
Selling, general and administrative expense	118,031	8,304	-		-		126,335
Research and development expense	19,164	1,498	-		-		20,662
Restructuring expense	(378)	29	-		-		(349)
Other - net	12,272	388	6,112	F	-		18,772

Operating profit (loss)	61,601	18,118	(6,722)		-		72,997
Other non-operating (income) expense - net	(3,832)	34	-				(3,798)
Interest expense - net	2,480	300	-		7,294	M	10,074

Income before income taxes	62,953	17,784	(6,722)		(7,294)		66,721
Income tax (benefit) expense	10,162	3,246	(1,537)	L	(1,668)	N	10,203

Net income	$52,791	$14,538	$(5,185)		$(5,626)		$56,518

Basic earnings per share:
Net income per share of common stock	$2.59						$2.77

Diluted earnings per share
Net income per share of common stock	$2.56						$2.74

Weighted-average number of shares of common stock outstanding:
Basic	20,414						20,414
Diluted	20,659						20,659

See accompanying “Notes to Unaudited Pro Forma Combined Financial Statements”

Materion Corporation

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

Fiscal Year ended December 31, 2020

(in thousands, except per share data)

	Materion historical	HCS historical (Note A)	Transaction Accounting Adjustments		Other Adjustments		Pro forma combined
Net sales	$1,176,274	$132,720	$(694)	J	$-		$1,308,300
Cost of sales	983,641	104,860	14,989	D, G, J			1,103,490

Gross margin	192,633	27,860	(15,683)		-		204,810
Selling, general and administrative expense	133,963	10,758	5,461	H	-		150,182
Research and development expense	20,283	2,470	-		-		22,753
Goodwill impairment charges	9,053	-	-		-		9,053
Asset impairment charges	1,419	-	-		-		1,419
Restructuring expense	11,237	676	-		-		11,913
Other - net	8,463	164	8,149	F	-		16,776

Operating profit (loss)	8,215	13,792	(29,293)		-		(7,286)
Other non-operating (income) expense - net	(3,939)	40	-		-		(3,899)
Interest expense - net	3,879	416	-		10,079	M	14,374

Income before income taxes	8,275	13,336	(29,293)		(10,079)		(17,761)
Income tax (benefit) expense	(7,187)	2,141	(6,699)	L	(2,305)	N	(14,050)

Net income	$15,462	$11,195	$(22,594)		$(7,774)		$(3,711)

Basic earnings per share:
Net income per share of common stock	$0.76						$(0.18)
Diluted earnings per share
Net income per share of common stock	$0.75						$(0.18)

Weighted-average number of shares of common stock outstanding:
Basic	20,338						20,338
Diluted	20,603						20,603

See accompanying “Notes to Unaudited Pro Forma Combined Financial Statements”

Notes to Unaudited Pro Forma Combined Financial Statements

NOTE 1: Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements have been prepared for illustrative and informational purposes only and were prepared from the respective historical information of Materion and HCS, and reflect adjustments to the historical information in accordance with the SEC Final Rule Release No. 33-10786 and in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 using the acquisition method of accounting, as defined by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement. As a result, Materion has recorded the business combination in its consolidated financial statements and has applied the acquisition method to account for HCS’s assets acquired and liabilities assumed upon completion of the Transaction. The acquisition method requires recording the identifiable assets acquired and liabilities assumed at their fair values on the acquisition date and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.

The unaudited pro forma combined financial statements are not necessarily indicative of what Materion’s financial position or results of operations would have been had the Transaction occurred on the dates indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods. The historical financial information has been adjusted to reflect transaction related adjustments that management believes are necessary to present fairly Materion’s pro forma financial position and results of operations following the closing of the Transaction for the period indicated. Additionally, the unaudited pro forma combined statement of income does not reflect any benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved from the Transaction.

To prepare the unaudited pro forma combined financial statements, Materion adjusted HCS’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed. As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are being filed as an exhibit, Materion has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and lives of HCS’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Also, as of the date of the Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are being filed as an exhibit, certain reclassifications have been made to align HCS’s presentation with that of Materion. Furthermore, Materion has not as yet completed its review of HCS’s accounting policies/presentation and as such may not have identified all adjustments and further reclassifications necessary to conform HCS’s accounting and presentation with that of Materion. As a result of this review, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

NOTE 2: Calculation of Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The Company initially paid cash consideration of $395,925 thousand to consummate the Transaction. Final cash consideration is subject to customary working capital adjustments.

The following table presents the preliminary purchase price allocation of the assets acquired and the liabilities assumed as if the Transaction occurred on September 30, 2021 (in thousands of dollars):

Total Consideration	$395,925

Purchase Price Allocation:

Assets:

Cash and cash equivalents	13,085

Accounts receivable	28,448

Inventories	62,626

Other current assets	3,562

Property and equipment	44,736

Intangible assets	108,900

Operating lease right-of-use assets	5,199

Other non-current assets	4,200

Total Assets	270,756

Liabilities:

Accounts payable	13,394

Salaries and wages	1,443

Other current liabilities	3,981

Operating lease liabilities, non-current	4,818

Deferred income taxes	658

Other non-current liabilities	5,217

Total Liabilities	29,511

Net assets acquired	241,245

Goodwill	$154,680

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, which defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The Company prepared the allocation of the purchase price as if the Transaction had occurred on September 30, 2021 based on estimates of the fair value of the acquired assets and assumed liabilities on a basis consistent with the purchase price allocation initially recorded at the closing of the Transaction. As the Company continues to obtain additional information supporting the final valuation of inventories, property, plant and equipment and intangible assets, it will refine the estimates of fair value and revise its allocation of the purchase price. The Company expects to finalize the valuation of the assets and liabilities, as well as the post-closing adjustments as soon as practicable, but in any event no later than one year from the closing date of the Transaction.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of HCS’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets. Goodwill will not be amortized but will be subject to periodic impairment testing.

NOTE 3: Pro Forma Adjustments

HCS Historical

A.	Certain reclassifications have been made to the historical presentation of HCS to conform to the financial statement presentation of the Company, as follows:

Unaudited Pro Forma Combined Balance Sheet	As of September 30, 2021
In thousands	Reclassification from	Reclassification to
Assets

Accounts receivable	$-	$10,577

Contract assets	(10,577)	-

Property, plant and equipment	-	91,653

Less allowances for depreciation, depletion, and amortization	-	(78,217)

Property, plant, and equipment - net	(13,436)	13,436

Liabilities

Salaries and wages	-	1,443

Lease liability	(829)	-

Other liabilities and accrued items	(1,443)	829

Total	$(26,285)	$26,285

Unaudited Pro Forma Combined Statement of Income	Nine Months Ended September 30, 2021
In thousands	Reclassification from	Reclassification to

General and administrative expense	$(4,204)	$-

Selling, general and administrative expense	-	4,204

Other operating expenses, net	(29)	-

Restructuring expense	-	29

Financial income and (expense), net	(300)	-

Interest expense - net	-	300

Total	$(4,533)	$4,533

Unaudited Pro Forma Combined Statement of Income	Year Ended December 31, 2020
In thousands	Reclassification from	Reclassification to

General and administrative expense	$(5,145)	$-

Selling, general and administrative expense	-	5,145

Other operating expenses, net	(676)	-

Restructuring expense	-	676

Financial income and (expense), net	(416)	-

Interest expense - net	-	416

Total	$(6,237)	$6,237

Transaction Accounting Adjustments

B.	This adjustment reflects the initial cash consideration paid in the Transaction. Final cash consideration is subject to customary working capital adjustments, which could be significant.

C.	This adjustment reflects the elimination of the net parent investment balance in accordance with the acquisition method of accounting.

D.

This adjusts acquired finished goods and work-in-process inventory to a value of approximately $62,626 thousand. The calculation of inventory value is preliminary and subject to change. Inventory value was estimated based on the expected selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The unaudited pro forma combined statement of income for the year ended December 31, 2020 is also adjusted to decrease cost of sales by the same amount since the acquired inventory is expected to be sold within one year of the acquisition date. This adjustment is not expected to have an impact on the Company’s statement of income beyond twelve months after the acquisition date.

E.

This adjusts goodwill to record estimated goodwill resulting from the preliminary purchase price allocation of the Transaction. HCS did not have existing goodwill at the time the Transaction was consummated.

F.

This adjusts intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including tradenames, technology, and customer relationships. The calculation of fair value and estimate of useful lives is preliminary and subject to change.

The following table summarizes the estimated fair values of HCS’s identifiable intangible assets and their estimated useful lives and uses a straight-line method to calculate amortization expense:

(in thousands)	Estimated Fair Value	Estimated Useful Life in Years	Nine Months Ended September 30, 2021 Amortization Expense	Fiscal Year Ended December 31, 2020 Amortization Expense

Customer relationships	$51,100	13	$2,948	$3,931

Technology	35,300	13	2,037	2,715

Tradenames	22,500	15	1,127	1,503

	$108,900		$6,112	$8,149

Elimination of historical amortization expense			—	—

Transaction accounting adjustments to amortization expense			$6,112	$8,149

The estimated fair value of the tradenames acquired was determined using the “relief from royalty method,” which is a risk-adjusted discounted cash flow approach. Customer relationships represent the underlying relationships with certain customers which are expected to continue in the future. The estimated fair value of the customer relationships acquired was determined using the “multi-period excess earnings method” under the income approach.

G.	This adjusts Property, Plant and Equipment to estimated fair value based on the preliminary purchase price allocation:

(in thousands)	As of September 30, 2021

Preliminary fair value of Property, Plant and Equipment acquired	$ 44,736

Elimination of historical Property, Plant and Equipment	(13,436)

Transaction accounting adjustments to Property, Plant and Equipment	$ 31,300

The estimated fair value of real and personal property acquired was determined using a market participant approach.

Additionally, there is an adjustment to increase depreciation expense by $448 thousand and $646 thousand for the nine months ended September 30, 2021 and fiscal year ended December 31, 2020, respectively, as a result of the change in the value of Property, Plant and Equipment. Estimated useful lives used to calculate depreciation expense over a straight-line basis ranged from 5 to 40 years.

H.

This adjustment represents the accrual of transaction costs incurred by the Company subsequent to the date of the unaudited pro forma combined balance sheet. The costs are expected to be included in the historical statement of income of the Company for the year ended December 31, 2020. These costs will not affect the Company’s income statement beyond twelve months after the acquisition date.

I.

This adjustment reflects the recognition of tax and insurance liabilities as if the Transaction occurred on September 30, 2021. The adjustment is intended to directly offset the indemnified tax receivable of $4,200 thousand and insurance receivable of $1,482 thousand within HCS’s balance sheet. The adjustments are also reflected within the assumed liabilities as part of the Company’s purchase price allocation presented in Note 2.

J.	This adjustment reflects the elimination of transactions between the Company and HCS as they are intercompany in nature on a combined presentation basis.

K.	This adjustment is to record the earnings impact of transaction accounting adjustments as of September 30, 2021 to retained earnings. Refer to note H for additional information.

L.

This adjustment is to record the impact of the above income statement adjustments on income tax expense. An estimated blended federal and state statutory tax rate of 22.8% was assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the Company could vary significantly.

Other Adjustments

M.

This adjustment reflects the cash received from additional financing to fund the Transaction. The net increase to debt reflects the new term loan of $300,000 thousand and an additional $103,000 thousand drawn on the existing revolving credit facility to finance the acquisition of HCS, less $7,400 thousand of debt issuance costs. The net increase to interest expense reflects use of the current variable rate on the additional debt as well as amortization of financing costs. A 0.125% variance in the interest rate would have a $584 thousand and $805 thousand impact on net income for the nine months ended September 30, 2021 and December 31, 2020, respectively.

N.

This adjustment is to record the impact of the above debt adjustments on income tax expense. An estimated blended federal and state statutory tax rate of 22.8% was assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the Company could vary significantly.

NOTE 4: Impact of Recently Issued Accounting Standard

On October 1, 2021, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer to account for revenue contracts acquired in a business combination in accordance with ASC Topic 606 Revenue Recognition, as if it had originated the contracts. The acquirer may assess how the acquiree applied Topic 606 to determine what to record for the acquired contracts. ASU 2021-08 is effective for public entities in the fiscal year beginning after December 15, 2022, including interim periods within the fiscal year, and should be applied prospectively to business combinations on or after the effective date of the amendment. Early adoption is permitted, including adoption in an interim period. The Company elected to early adopt the standard as of December 31, 2021.

The amendment should be applied prospectively; however, an entity that elects to early adopt in an interim period should apply the amendments to all business combinations that occurred during the fiscal year that includes that interim period. The contract assets previously measured at fair value would be revised and measured as of the acquisition date in accordance with Topic 606.

The contract assets recognized on the HCS balance sheet are related to vendor managed inventory contracts. The impact of the adoption of the amendment is expected to alter the method of revenue recognition for these contracts from over-time to point-in-time in accordance with ASC Topic 606. As such, the Company would not recognize contract assets related to the acquired vendor managed inventory contracts on the consolidated balance sheet.